EXHIBIT 99

FORM 4 JOINT FILER INFORMATION

Name:                   Metropolitan Venture Partners (Advisors), LP

Address:                  c/o Metropolitan Venture Partners
              432 Park Avenue South, 12th Floor
              New York, New York 10016

Designated Filer:            Metropolitan Venture Partners II LP

Issuer & Ticker Symbol:       Direct Insite Corp (DIRI.OB)

Statement for Month/Date/Year:     11/21/2007

Signature:	METROPOLITAN VENTURE PARTNERS (ADVISORS), LP
By:	Metropolitan Venture Partners Corp., its general partner

By:	/s/ Michael Levin
Name: Michael Levin
Title: Vice President of Finance

Name:                  Metropolitan Venture Partners Corp.

    Address:                 c/o Metropolitan Venture Partners
                 432 Park Avenue South, 12th Floor
                 New York, New York 10016

    Designated Filer:           Metropolitan Venture Partners II LP

Issuer & Ticker Symbol:      Direct Insite Corp (DIRI.OB)

Statement for Month/Date/Year:    11/21/2007

    Signature:                        METROPOLITAN VENTURE PARTNERS CORP.

By:	/s/ Michael Levin
Name: Michael Levin
Title: Vice President of Finance